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                                                                   EXHIBIT 10.17

                     UGS CAPITAL CORP. AND CAPITAL CORP. II
                         2004 MANAGEMENT INCENTIVE PLAN

1.    DEFINED TERMS

      Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.    PURPOSE

      The Plan has been established to advance the interests of the Company and its Affiliates by providing for the grant to Participants of Stock-based and other incentive Awards.

3.    ADMINISTRATION

      The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.    LIMITS ON AWARDS UNDER THE PLAN

      (a) NUMBER OF SHARES. A maximum of 12,600,000 shares of Class A Common, 20,000 shares of Class L Common and 7,500 shares of Capital Corp. II Preferred may be delivered in satisfaction of Awards under the Plan.

      (b) TYPE OF SHARES. Stock delivered under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company or any of its subsidiaries.

5.    ELIGIBILITY AND PARTICIPATION

      The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

6.    RULES APPLICABLE TO AWARDS

      (a) ALL AWARDS

            (1) AWARD PROVISIONS. The Administrator will determine the terms of all Awards, subject to the limitations provided herein.

                              UGS Confidential                            Page 1

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            (2) TRANSFERABILITY. Neither ISOs, nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

            (3) VESTING, ETC. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, the following will apply if a Participant's Employment ceases: Immediately upon the cessation Employment an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that --

            (A) subject to (B) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferee, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the shorter of (i) a period of 60 days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate; and

            (B) all Stock Options and SARs held by a Participant or the Participant's permitted transferee, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

            (4) TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

            (5) DIVIDEND EQUIVALENTS, ETC. The Administrator may in its sole discretion provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

            (6) RIGHTS LIMITED. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or its Affiliate to the Participant.

                              UGS Confidential                            Page 2

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            (7) STOCKHOLDERS' AGREEMENT. Unless otherwise specifically provided, all Awards issued under the Plan and all Stock issued thereunder will be subject to the Stockholders' Agreement.

      (b) AWARDS REQUIRING EXERCISE

            (1) TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

            (2) EXERCISE PRICE. The Administrator will determine the exercise price, if any, of each Award requiring exercise. Unless the Administrator determines otherwise, and in all events in the case of a Stock Option intended to qualify as an ISO, the exercise price of an Award requiring exercise will not be less than the fair market value of the Stock subject to the Award, determined as of the date of grant.

            (3) PAYMENT OF EXERCISE PRICE. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) at such time, if any, as the Stock is publicly traded, through a broker-assisted exercise program acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award will require that at least so much of the exercise price as equals the par value of such shares be paid other than by delivery of a promissory note or its equivalent. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

            (4) ISOs. No ISO may be granted under the Plan after May 26, 2014, but ISOs previously granted may extend beyond that date.

      (c) AWARDS NOT REQUIRING EXERCISE

      Awards of Restricted Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.

                              UGS Confidential                            Page 3

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7.    EFFECT OF CERTAIN TRANSACTIONS

      (a) MERGERS, ETC.

      Except as otherwise provided in an Award: In the event of a Change of Control in which there is an acquiring or surviving entity, the Administrator will, unless the Administrator determines inappropriate or unfeasible, provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator in good faith determines. In the event of a Change of Control (whether or not there is an acquiring or surviving entity) the Administrator may, but is not required to, permit any Stock Option, SAR or other Award to become fully exercisable or vested, or for the delivery of shares of Stock issuable under each outstanding Award of Deferred Stock to be accelerated, in which case such shares would be issued, prior to the Change of Control, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Change of Control, and the Award in such case will terminate upon consummation of the Change of Control. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Change of Control be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

      (b) CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

            (1) BASIC ADJUSTMENT PROVISIONS. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the capital structure of the Company or an Affiliate, the Administrator will, to the extent required by applicable law or if determined by the Administrator in its discretion to be appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the Plan, make adjustments to the maximum number of shares that may be delivered under the Plan under Section 4(a) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

            (2) CERTAIN OTHER ADJUSTMENTS. To the extent consistent with qualification of ISOs under Section 422 of the Code, the Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

                              UGS Confidential                            Page 4

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            (3) CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to
shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.    LEGAL CONDITIONS ON DELIVERY OF STOCK

      Neither the Company nor any Affiliate will be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.    AMENDMENT AND TERMINATION

      The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award.

10.   OTHER COMPENSATION ARRANGEMENTS

      The existence of the Plan or the grant of any Award will not in any way affect the right of the Company or an Affiliate to Award a person bonuses or other compensation in addition to Awards under the Plan.

Amended and Restated as of July 10, 2004

                              UGS Confidential                            Page 5

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                                    EXHIBIT A

                               DEFINITION OF TERMS

      The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

      "ADMINISTRATOR": The Board or, if one or more has been appointed, the Committee. The Administrator may delegate ministerial tasks to such persons as it deems appropriate.

      "AFFILIATE": Any corporation or other entity that is an "Affiliate" of the Company within the meaning of the Stockholders Agreement.

      "AWARD": Any or a combination of the following:

            (i) Stock Options.

            (ii) SARs.

            (iii) Restricted Stock.

            (iv) Unrestricted Stock.

            (v) Deferred Stock.

            (vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

            (vii) Performance Awards.

           (viii) Current or deferred grants of cash (which the Company may make payable by any of its direct or indirect subsidiaries) or loans, made in connection with other Awards.

      "BOARD": The Board of Directors of the Company or Capital Corp. II, as the context requires.

      "CAPITAL CORP. II": UGS Capital Corp. II, a Delaware corporation and a direct subsidiary of the Company.

      "CAPITAL CORP. II PREFERRED": Cumulative Preferred Stock of Capital Corp. II.

      "CHANGE OF CONTROL": A "Change of Control" as defined in the Stockholders Agreement.

                              UGS Confidential                            Page 6

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      "CLASS A COMMON": Class A-4 Common Stock of the Company, par value $.001 per share or another class of Class A Common Stock of the Company as designated by the Board.

      "CLASS L COMMON": Class L Common Stock of the Company, par value $.001 per share.

      "CODE": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

      "COMMITTEE": One or more committees of the Board.

      "COMPANY": UGS Capital Corp., a Delaware corporation that is the immediate parent of Capital Corp. II and the ultimate parent of UGS Corp.

      "DEFERRED STOCK": An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.

      "EMPLOYEE": Any person who is employed by the Company or an Affiliate.

      "EMPLOYMENT": A Participant's employment or other service relationship with the Company and its Affiliates. Unless the Administrator provides otherwise: A Participant who receives an Award in his or her capacity as an Employee will be deemed to cease Employment when the employee-employer relationship with the Company and its Affiliates ceases. A Participant who receives an Award in any other capacity will be deemed to continue Employment so long as the Participant is providing services in a capacity described in Section
5. If a Participant's relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant will be deemed to cease Employment when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

      "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

      "PARTICIPANT": A person who is granted an Award under the Plan.

      "PERFORMANCE AWARD": An Award subject to Performance Criteria.

      "PERFORMANCE CRITERIA": Specified criteria the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award.

      "PLAN": The UGS Capital Corp. 2004 Management Incentive Plan as from time to time amended and in effect.

                              UGS Confidential                            Page 7

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      "RESTRICTED STOCK": An Award of Stock for so long as the Stock remains subject to restrictions under this Plan or such Award requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

      "SARs": Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

      "STOCK": Class A Common, Class L Common and Capital Corp. II Preferred.

      "STOCKHOLDERS' AGREEMENT": Stockholders' Agreement, dated as of May 24, 2004, among the Company and certain affiliates, stockholders and Participants.

      "STOCK OPTIONS": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

      "UNRESTRICTED STOCK": An Award of Stock not subject to any restrictions under the Plan.

                              UGS Confidential                            Page 8

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                          APPENDIX - ISRAELI RESIDENTS

                     UGS CAPITAL CORP. AND CAPITAL CORP. II
                         2004 MANAGEMENT INCENTIVE PLAN

   1.    SPECIAL PROVISIONS FOR PERSONS WHO ARE ISRAELI RESIDENTS

      1.1 This Appendix (the "APPENDIX") to the UGS Capital Corp. and Capital Corp. II 2004 Management Incentive Plan, as amended and restated as of July 10, 2004 (the "PLAN") is effective as of March__, 2005 (the "EFFECTIVE DATE").

      1.2 The provisions specified hereunder apply only to persons who are deemed to be residents of the State of Israel for tax purposes.

      1.3 This Appendix applies with respect to Awards granted as (a) Stock Options (b) Restricted Stock or (c) Unrestricted Stock, where such Stock Options or shares of Restricted or Unrestricted Stock are granted or issued under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Stock Options and shares of Stock that may be granted or issued under the Plan from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan. This Appendix is applicable only to grants made after the Effective Date. This Appendix complies with, and is subject to the ITO and Section 102.

      1.4 The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.

   2.    DEFINITIONS

      Capitalized terms not otherwise defined herein shall have the meaning assigned to them in Exhibit A of the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

      "3(I) Option" means an Option which is subject to taxation pursuant to
Section 3(I) of the ITO which has been granted to any person who is not an Eligible 102 Participant.

      "102 Capital Gains Track" means the tax alternative set forth in Section 102(b)(2) of the ITO pursuant to which income resulting from the sale of Common Stock derived from Options is taxed as a capital gain.

      "102 Capital Gains Track Grant" means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

      "102 Ordinary Income Track" means the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of Stock derived from Options is taxed as ordinary income.

      "102 Ordinary Income Track Grant" means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

      "102 Trustee Grant" means an Award of Stock Options, Restricted Stock Unrestricted Srock granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Participant, and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

      "Affiliate" means any "employing company" within the meaning of Section 102(a) of the ITO.

      "Controlling Shareholder" as defined under Section 32(9) of the Ordinance, means an employee who prior to the grant or as a result of the exercise of any Option, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the Ordinance) (i) 10% of the outstanding shares of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, (iv) the right to obtain 10% of the "profit" of the Company (as defined in the Ordinance), or (v) the right to appoint a director of the Company.

      "Election" means the Company's choice of the type (as between capital gains track or ordinary income track) of 102 Trustee Grants it will make under the Plan, as filed with the ITA.

      "Eligible 102 Participant" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, who is not a Controlling Shareholder.

      "Fair Market Value" shall mean with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to
Section 102(b)(3) of the ITO, if at the date of grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the date of grant, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

      "ITA" means the Israeli Tax Authorities.

      "ITO" means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

      "Non-Trustee Grant" means an Award granted pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

      "Required Holding Period" means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Options or Common Stock granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted.

      "Rules" means the Income Tax Rules (Tax benefits in Stock Issuance to Employees) 5763-2003.

      "Section 102" shall mean the provisions of Section 102 of the ITO, as amended from time to time, including most recently by the Law Amending the Income Tax Ordinance (Number 132) 2002, effective as of January 1, 2003.

      "Shares" means shares of Stock, including Restricted or Unrestricted Stock or shares of Stock issued upon exercise of Stock Options.

      "Stock Option" means a Stock Option granted pursuant to the terms and conditions of the Plan and the Appendix.

      "Trustee" means a person or entity designated by the Board to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

   3.    TYPES OF AWARDS AND SECTION 102 ELECTION

      3.1 Awards made pursuant to Section 102, whether as grants of Stock Options or as issuances of Common Stock under the Plan, shall be made pursuant to either (a) Section 102(b)(2) of the ITO as 102 Capial Gains Track Grants or
(b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Grants. The Company's Election regarding the type of 102 Trustee Grant it chooses to make has to be filed with the ITA. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants at any time.

      3.2 Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Appendix. Participants who are not Eligible 102 Participants may be granted only 3(I) Options under this Appendix.

      3.3 No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after the requisite filings required by the ITO and the Rules have been made with the ITA.

      3.4 The option agreement or documents evidencing the Options granted or Shares issued pursuant to the Plan and this Appendix shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a 3(I) Grant; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

   4.    TERMS AND CONDITIONS OF 102 TRUSTEE OPTIONS

      4.1 Each 102 Trustee Grant will be deemed granted on the date stated in a written notice by the Company, provided that on or before such date (i) the Company has provided such notice to the Trustee and (ii) the Participant has signed all documents required pursuant to this Section 4.

      4.2 Each 102 Trustee Grant granted to an Eligible 102 Participant and each certificate for shares of Stock acquired pursuant to the exercise of a Stock Option or issued directly as Restricted or Unrestricted Stock shall be issued to and registered in the name of a Trustee and shall be held in trust for the benefit of the Participant for the Required Holding Period. After termination of the Required Holding Period, the Trustee may release such Option and any such shares, provided that (i) the Trustee has received an acknowledgment from the Israeli Income Tax Authority that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Options or shares issued upon exercise of such Option prior to the full payment of the Eligible 102 Participant's tax liabilities.

      4.3 Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Option and shall prevail over any term contained in the Plan, this Appendix or any agreement that is not consistent therewith. Any provision of the ITO and any approvals by the Income Tax Commissioner not expressly specified in this ISOP or Option Agreement which are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.

      4.4 During the Restricted Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Stock Options or Shares and other shares received subsequently following any realization of rights derived from Shares or Stock Options (including stock dividends) to the Eligible 102Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) payment has been rendered to the tax authorities of all taxes required to be paid upon the release and transfer of the shares, and confirmation of such payment has been received by the Trustee and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company's corporate documents, the Plan, any applicable agreement and any applicable law. To avoid doubt such sale or release during the Restricted Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant.

      4.5 In the event a stock dividend is declared on Shares which derive from Awards granted as 102 Trustee Grants, such dividend shall also be subject to the provisions of this Section 4 and the Required Holding Period for such dividend shares shall be measured from the commencement of the Required Holding Period for the Stock Option or Shares with respect to which the dividend was declared.

      4.6 If a Stock Option granted as a 102 Trustee Grant is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant. If such an Option is exercised after the Required Holding Period ends, the Shares issued upon such exercise shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee, or
(ii) be transferred to the Eligible 102 Participant directly, provided that the Participant first complies with all applicable provisions of the Plan.

   5.    ASSIGNABILITY

      As long as Options or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

   6.    TAX CONSEQUENCES

      6.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares. In addition, the Participant will be required to pay any amount which exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

      6.2 With respect to Non-Trustee Grants, if the Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the ITO and the Rules.

   7.    GOVERNING LAW AND JURISDICTION

Notwithstanding any other provision of the Plan, with respect to Participants subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein.

                                      * * *

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